GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

February 1, 2011	GERMAN AMERICAN BANCORP, INC.,
REPORTS RECORD 2010 PERFORMANCE

Summary

German American Bancorp, Inc. (NASDAQ: GABC) reported today that it had achieved 2010 net income at an all-time record level of $13.4 million, or $1.21 per share, a 10% increase over the Company’s 2009 net income of $12.2 million, or $1.10 per share.  The Company’s return on average equity for 2010 was 11.18%, representing the 6th consecutive year the Company has achieved a double-digit return.

The record 2010 performance was driven by an improvement in the level of the Company’s core operating results, derived from increased revenues in both net interest income and non-interest income.  The Company’s 2010 net interest income increased by $4.2 million while its non-interest income reflected a $1.1 million improvement from the levels reported in the prior year.  The higher level of net interest income was the result of both an 8% increase in the level of the Company’s average earning assets, and a widening of the Company’s tax-equivalent net interest margin to 3.98% (up from 3.95% in 2009).  The increased non-interest income was largely attributable to an approximately $400 thousand increase in the gain from the sale of secondary market residential mortgage loans, and a $500 thousand increase in gains on the sale of other real estate.

Commenting on the Company’s achievement of yet another record performance, Mark A. Schroeder, Chairman & CEO of German American, stated, “We are truly gratified that, in this our Company’s 100th anniversary year, we have been able to achieve this all-time record level of performance.  In fact, the past three years have been the best three-year period in our history.  This feat is truly remarkable in the face of the economic challenges our nation has faced during this period. The accomplishment of this achievement is due to the fiscal responsibility of our customers, the economic viability of the Southern Indiana communities we serve, and the commitment of our staff of dedicated financial professionals.  We are extremely grateful to each of these important constituents for their contribution to our success.”

1 of 13

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Schroeder continued, “We are pleased with our prospects for continued success not only within our legacy markets, but also in our newest market presence in the Evansville, Indiana market area.  Effective January 1, 2011, we finalized our previously reported acquisition of the Bank of Evansville, and now have 5 banking offices located throughout the Evansville market.  We are excited about the opportunities our entry into this new market area will afford us not only within banking but also relative to the expansion of our insurance and investment lines of business.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on February 20, 2011 to shareholders of record as of February 10, 2011.

Balance Sheet Highlights

The following balance sheet highlights as of December 31, 2010, do not include the impact of the acquisition of American Community Bancorp, Inc., and its consolidated subsidiaries, including Bank of Evansville, which were acquired on January 1, 2011.

Total assets for the Company increased by approximately $132.9 million or 11% as of December 31, 2010 compared with year-end 2009.  The increase was largely attributable to an increase in the Company’s core deposit base due to both internal organic growth and the May 2010 acquisition of two branch office locations in the Evansville (Indiana) banking market.

Year-end 2010 loans outstanding increased approximately $39.2 million or 4% compared with year-end 2009.  The overall increase in the loan portfolio was largely driven by the May 2010 branch acquisition, pursuant to which the Company acquired approximately $44 million in loans.

End of Period Loan Balances
	12/31/10	12/31/09	$ Change	% Change

Commercial & Industrial Loans	$217,988	$188,962	$29,026	15%
Commercial Real Estate Loans	340,074	334,255	5,819	2%
Agricultural Loans	165,102	156,845	8,257	5%
Consumer Loans	118,244	114,736	3,508	3%
Residential Mortgage Loans	77,310	84,677	(7,367)	-9%
	$918,718	$879,475	$39,243	4%

2 of 13

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Non-performing assets totaled $13.3 million at December 31, 2010 compared to $11.2 million of non-performing assets at December 31, 2009.  Non-performing assets represented 0.97% of total assets at December 31, 2010 compared to 0.90% at year-end 2009.  Non-performing loans totaled $11.2 million at December 31, 2010 compared to $8.8 million of non-performing loans at December 31, 2009.  Non-performing loans represented 1.22% of total outstanding loans at year-end 2010 compared with 1.00% of total loans outstanding at year-end 2009.  The most significant cause of the increase in non-performing assets and loans was related to two commercial real estate credits that were placed on non-accrual status prior to the fourth quarter of 2010 that totaled approximately $4.5 million.

The Company’s allowance for loan losses totaled $13.3 million at December 31, 2010 representing an increase of $2.3 million or 21% from year-end 2009.  The allowance for loan losses represented 1.45% of period-end loans at December 31, 2010 compared with 1.25% at December 31, 2009.  The allowance for loan losses represented 119% of period-end non-performing loans at December 31, 2010.

Year-end 2010 deposits increased $117.6 million or 12% compared with year-end 2009 total deposits.  The increase was primarily attributable to an increase in core deposits from within the Company’s market areas, and further augmented by approximately $51 million of deposits acquired in early May 2010 as a part of the branch acquisition transaction, of which a majority were core deposits.

End of Period Deposit Balances
	12/31/10	12/31/09	$ Change	% Change

Non-interest-bearing Demand Deposits	$184,204	$155,268	$28,936	19%
Interest-bearing Demand, Savings, & Money Market Accounts	541,532	484,699	56,833	12%
Time Deposits < $100,000	272,964	256,401	16,563	6%
Time Deposits of $100,000 or more & Brokered Deposits	88,586	73,275	15,311	21%
	$1,087,286	$969,643	$117,643	12%

3 of 13

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Results of Operations Highlights

Year ended December 31, 2010 compared to Year ended December 31, 2009

Net income for the year ended December 31, 2010 totaled $13,405,000, an increase of $1,187,000 or 10% from the year ended December 31, 2009 net income of $12,218,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in thousands)
	YTD December 31, 2010			YTD December 31, 2009
	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other Short-term Investments	$41,020	$76	0.19%	$41,085	$106	0.26%
Securities	294,754	11,387	3.86%	215,994	10,274	4.76%
Loans and Leases	906,127	53,540	5.91%	891,322	54,166	6.08%
Total Interest Earning Assets	$1,241,901	$65,003	5.23%	$1,148,401	$64,546	5.62%

Liabilities
Demand Deposit Accounts	$173,091			$149,673
Interest-bearing Demand, Savings, and Money Market Accounts	$518,965	$1,688	0.33%	$473,214	$3,241	0.68%
Time Deposits	354,239	8,873	2.50%	341,041	10,254	3.01%
FHLB Advances and Other Borrowings	150,737	4,961	3.29%	143,332	5,728	4.00%
Total Interest-Bearing Liabilities	$1,023,941	$15,522	1.52%	$957,587	$19,223	2.01%

Cost of Funds			1.25%			1.67%
Net Interest Income		$49,481			$45,323
Net Interest Margin			3.98%			3.95%

During the year ended December 31, 2010, net interest income totaled $48,671,000 representing an increase of $4,158,000 or 9% from the year ended December 31, 2009 net interest income of $44,513,000.  The tax equivalent net interest margin for the year ended December 31, 2010 was 3.98% compared to 3.95% in 2009.  The increased net interest income was largely the result of a higher level of earning assets largely driven by growth in the Company’s core deposit base.

The provision for loan loss totaled $5,225,000 during the year ended December 31, 2010 representing an increase of $1,475,000 or 39% from the year ended December 31, 2009.  During 2010, the provision for loan loss represented approximately 58 basis points of average loans while net charge-offs represented approximately 32 basis points of average loans.

4 of 13

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

During the year ended December 31, 2010, non-interest income increased approximately 7% from the year ended December 31, 2009.

Non-interest Income	YTD	YTD
	12/31/10	12/31/09	$ Change	% Change

Trust and Investment Product Fees	$1,582	$1,617	$(35)	-2%
Service Charges on Deposit Accounts	4,065	4,395	(330)	-8%
Insurance Revenues	5,347	5,296	51	1%
Company Owned Life Insurance	806	1,104	(298)	-27%
Other Operating Income	2,983	2,110	873	41%
Subtotal	14,783	14,522	261	2%
Net Gains on Sales of Loans and Related Assets	2,160	1,760	400	23%
Net Gain (Loss) on Securities	—	(423)	423	-100%
Total Non-interest Income	$16,943	$15,859	$1,084	7%

Deposit service charges and fees declined approximately 8% during 2010 compared with 2009 due to decreased customer utilization of the Company’s overdraft protection program and to a lesser degree changes implemented in the program during the third quarter of 2010 related to Regulation E. Company owned life insurance income declined 27% during 2010 compared with 2009 as a result of death benefits received from life insurance policies during 2009.

Other operating income increased $873,000 or 41% during the year ended December 31, 2010 compared with the year ended December 31, 2009.  This increase was due primarily to a net gain on the sale of other real estate during 2010 compared with a net loss during 2009, representing an approximately $511,000 difference year over year, and an approximately $274,000 increase in net interchange revenues during 2010 compared with 2009.

The net gain on sales of loans increased $400,000 or 23% in the year ended December 31, 2010 compared with the year ended December 31, 2009 due to strong residential mortgage loan sales and improved pricing on those loans sold and those loans held for sale.  Loans sales totaled $119.3 million during 2010 and $143.6 million during 2009.

The net loss on securities during 2009 was related to the recognition of other-than-temporary impairment charges on the Company’s portfolio of non-controlling investments in other banking organizations.

5 of 13

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

During the year ended December 31, 2010, non-interest expense increased approximately 2% compared with the year ended December 31, 2009.

Non-interest Expense	YTD	YTD
	12/31/10	12/31/09	$ Change	% Change

Salaries and Employee Benefits	$22,070	$21,961	$109	—%
Occupancy, Furniture and Equipment Expense	6,083	6,035	48	1%
FDIC Premiums	1,455	1,863	(408)	-22%
Data Processing Fees	1,411	1,368	43	3%
Professional Fees	2,285	1,740	545	31%
Advertising and Promotion	1,255	993	262	26%
Intangible Amortization	898	909	(11)	-1%
Other Operating Expenses	5,904	5,522	382	7%
Total Non-interest Expense	$41,361	$40,391	$970	2%

The Company’s FDIC deposit insurance assessments decreased $408,000, or 22%, during 2010 compared with 2009.  This decrease was due to an industry-wide special assessment in the second quarter of 2009 of approximately $550,000 which represented 5 basis points of the Company’s subsidiary bank’s total assets less Tier 1 Capital.

Professional fees increased $545,000 or 31% during the year ended December 31, 2010 compared with 2009 primarily as a result of professional fees associated with the acquisition of American Community Bancorp, Inc. effective January 1, 2011 and the acquisition of two branch offices during the second quarter of 2010.

Advertising and promotion increased 26% in the year ended December 31, 2010 compared with 2009 largely as a result of the Company’s common identity initiative and the acquisition of two branch offices in a new market for the Company during the second quarter of 2010.

Other operating expenses increased approximately 7% during the year ended December 31, 2010 compared with the year ended December 31, 2009.  The increase was largely attributable to costs related to the Company’s common identity initiative that was undertaken during 2010.

6 of 13

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Quarter ended December 31, 2010 compared to quarter ended September 30, 2010

Net income for the quarter ended December 31, 2010 totaled $3,152,000, a decline of $442,000 or 12% from third quarter 2010 net income of $3,594,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in thousands)
	Quarter Ended December 31, 2010			Quarter Ended September 30, 2010
	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other Short-term Investments	$61,349	$28	0.18%	$25,241	$12	0.19%
Securities	323,674	2,857	3.53%	314,705	2,804	3.56%
Loans and Leases	922,672	13,632	5.87%	921,687	13,737	5.92%
Total Interest Earning Assets	$1,307,695	$16,517	5.02%	$1,261,633	$16,553	5.22%

Liabilities
Demand Deposit Accounts	$194,254			$180,147
Interest-bearing Demand, Savings, and Money Market Accounts	$562,673	$399	0.28%	$523,265	$402	0.30%
Time Deposits	361,160	2,222	2.44%	359,466	2,240	2.47%
FHLB Advances and Other Borrowings	142,791	1,063	2.95%	154,011	1,236	3.18%
Total Interest-Bearing Liabilities	$1,066,624	$3,684	1.37%	$1,036,742	$3,878	1.48%

Cost of Funds			1.12%			1.22%
Net Interest Income		$12,833			$12,675
Net Interest Margin			3.90%			4.00%

During the quarter ended December 31, 2010, net interest income totaled $12,630,000 representing an increase of $153,000 or 1% from the third quarter of 2010.  The tax equivalent net interest margin for the fourth quarter of 2010 was 3.90% compared to 4.00% in the third quarter of 2010. The increased net interest income was largely the result of a higher level of earning assets driven by growth in the Company’s core deposit base.  The decline in the net interest margin was largely attributable to an increase in the Company’s federal funds sold position driven by core deposit growth and a decline in loan yields related to the continued low interest rate environment.

The provision for loan loss totaled $1,350,000 during the quarter ended December 31, 2010 compared with $1,375,000 during the quarter ended September 30, 2010 representing an decline of approximately 2%.

7 of 13

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

During the quarter ended December 31, 2010, non-interest income decreased 7% compared to the third quarter of 2010.

Non-interest Income	Qtr Ended	Qtr Ended
	12/31/10	09/30/10	$ Change	% Change

Trust and Investment Product Fees	$448	$348	$100	29%
Service Charges on Deposit Accounts	991	1,053	(62)	-6%
Insurance Revenues	1,255	1,323	(68)	-5%
Company Owned Life Insurance	221	197	24	12%
Other Operating Income	684	710	(26)	-4%
Subtotal	3,599	3,631	(32)	-1%
Net Gains on Sales of Loans and Related Assets	541	802	(261)	-33%
Net Gain (Loss) on Securities	—	—	—	—%
Total Non-interest Income	$4,140	$4,433	$(293)	-7%

Trust and investment product fees increased 29% during the quarter ended December 31, 2010, compared with the third quarter 2010 due primarily to improved retail brokerage revenues.

The net gain of sales of loans decreased 33% in the quarter ended December 31, 2010 compared with the third quarter of 2010.  The decline was largely attributable to a lower pipeline of residential mortgage loans to be originated and sold and a lower level of loans held for sale as of year end 2010 compared with September 30, 2010.  Loans sales totaled $43.9 million during the fourth quarter of 2010 compared to $39.6 million during the third quarter of 2010.

During the quarter ended December 31, 2010, non-interest expense increased approximately 3% compared with the third quarter of 2010.

8 of 13

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Non-interest Expense	Qtr Ended	Qtr Ended
	12/31/10	09/30/10	$ Change	% Change

Salaries and Employee Benefits	$5,763	$5,470	$293	5%
Occupancy, Furniture and Equipment Expense	1,572	1,537	35	2%
FDIC Premiums	412	355	57	16%
Data Processing Fees	357	330	27	8%
Professional Fees	542	698	(156)	-22%
Advertising and Promotion	363	350	13	4%
Intangible Amortization	171	262	(91)	-35%
Other Operating Expenses	1,572	1,439	133	9%
Total Non-interest Expense	$10,752	$10,441	$311	3%

Salaries and benefits expense increased approximately 5% during the fourth quarter of 2010 compared with the third quarter of 2010.  The increase was largely attributable to year-end adjustments for incentive plans and employee benefits paid in conjunction with the Company’s 100th year anniversary.

Professional fees decreased $156,000 or 22% during the quarter ended December 31, 2010 compared with the third quarter of 2010 primarily as a result of a modestly lower level of professional fees associated with the acquisition of American Community Bancorp, Inc. and a general decline in other professional fees.

Intangible amortization decreased $91,000 or 35% during the fourth quarter of 2010 compared with the third quarter of 2010 as a result of the full amortization as of September 30, 2010 of customer list intangible for two insurance agencies purchased in 2003.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana.  German American, through its banking subsidiary German American Bancorp, operates 33 retail banking offices in 12 contiguous southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

9 of 13

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Cautionary Note Regarding Forward-Looking Statements

The Company's statements in this press release regarding German American’s prospects for continued success, both in its legacy markets and in its new market presence in Evansville, Indiana arising from its May 2010 branch purchase transaction and its January 2011 acquisition of Bank of Evansville (and its opportunities to expand its insurance and investment lines of business in that new market area) are "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause the Company's actual future experiences in its Evansville market to be less successful than expected by management include risks incident to any acquisition transaction, such as the risks that Bank of Evansville's operations may not be integrated successfully into German American's operations or such integration may be more difficult, time-consuming or costly than expected, including possible disruption of employee or customer relationships that could result in decreased revenues if such disruption results in loss of customers; management's previously-announced expected cost savings from the Bank of Evansville transaction may not be fully realized or realized within the expected timeframe; management's previously-announced expectations that net interest income of the Company might improve as a result of the Bank of Evansville transaction might be not realized or delayed,  in part or in whole, due to possible market factors that could dictate that German American delay or alter projected deposit pricing strategies in the Evansville market; and the final valuations of the acquired assets and assumed liabilities for accounting purposes under the acquisition method of accounting as applied to the January 2011 acquisition may differ materially from the preliminary valuations assumed by management’s models, and such valuation differences may result in material changes (including possible material adverse changes) in German American’s actual future results of operations compared to those projected by it under its models.  Other factors that could cause actual experiences to differ from the expectations stated or implied in this press release include changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies, including the intended strategies of expanding the Company's insurance and investment lines of business in the Evansville market; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; continued deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration and dampened loan demand; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and actions of federal regulatory agencies under the Federal Deposit Insurance Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

10 of 13

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31,	September 30,	December 31,
	2010	2010	2009

ASSETS
Cash and Due from Banks	$15,021	$19,203	$16,052
Short-term Investments	4,250	26,112	12,002
Investment Securities	348,351	302,673	253,714

Loans Held-for-Sale	11,850	13,627	5,706

Loans, Net of Unearned Income	917,236	913,623	877,822
Allowance for Loan Losses	(13,317)	(11,700)	(11,016)
Net Loans	903,919	901,923	866,806

Stock in FHLB and Other Restricted Stock	9,207	10,621	10,621
Premises and Equipment	25,974	26,784	22,153
Goodwill and Other Intangible Assets	12,459	12,630	12,273
Other Assets	44,857	42,411	43,638
TOTAL ASSETS	$1,375,888	$1,355,984	$1,242,965

LIABILITIES
Non-interest-bearing Demand Deposits	$184,204	$187,363	$155,268
Interest-bearing Demand, Savings, and Money Market Accounts	541,532	532,877	484,699
Time Deposits	361,550	362,608	329,676
Total Deposits	1,087,286	1,082,848	969,643

Borrowings	153,717	137,173	148,121
Other Liabilities	13,351	13,090	11,652
TOTAL LIABILITIES	1,254,354	1,233,111	1,129,416

SHAREHOLDERS' EQUITY
Common Stock and Surplus	80,402	80,194	79,893
Retained Earnings	36,232	34,635	29,041
Accumulated Other Comprehensive Income	4,900	8,044	4,615
TOTAL SHAREHOLDERS' EQUITY	121,534	122,873	113,549

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,375,888	$1,355,984	$1,242,965

END OF PERIOD SHARES OUTSTANDING	11,105,583	11,104,918	11,077,382

BOOK VALUE PER SHARE	$10.94	$11.06	$10.25

11 of 13

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

INTEREST INCOME
Interest and Fees on Loans	$13,565	$13,668	$13,332	$53,266	$53,905
Interest on Short-term Investments	28	12	42	76	106
Interest and Dividends on Investment Securities	2,721	2,675	2,423	10,851	9,725
TOTAL INTEREST INCOME	16,314	16,355	15,797	64,193	63,736

INTEREST EXPENSE
Interest on Deposits	2,621	2,642	3,026	10,561	13,495
Interest on Borrowings	1,063	1,236	1,497	4,961	5,728
TOTAL INTEREST EXPENSE	3,684	3,878	4,523	15,522	19,223

NET INTEREST INCOME	12,630	12,477	11,274	48,671	44,513
Provision for Loan Losses	1,350	1,375	750	5,225	3,750
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,280	11,102	10,524	43,446	40,763

NON-INTEREST INCOME
Net Gain on Sales of Loans	541	802	323	2,160	1,760
Net Gain (Loss) on Securities	-	-	(389)	-	(423)
Other Non-interest Income	3,599	3,631	3,803	14,783	14,522
TOTAL NON-INTEREST INCOME	4,140	4,433	3,737	16,943	15,859

NON-INTEREST EXPENSE
Salaries and Benefits	5,763	5,470	5,405	22,070	21,961
Other Non-interest Expenses	4,989	4,971	4,753	19,291	18,430
TOTAL NON-INTEREST EXPENSE	10,752	10,441	10,158	41,361	40,391

Income before Income Taxes	4,668	5,094	4,103	19,028	16,231
Income Tax Expense	1,516	1,500	782	5,623	4,013

NET INCOME	$3,152	$3,594	$3,321	$13,405	$12,218

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.28	$0.32	$0.30	$1.21	$1.10

WEIGHTED AVERAGE SHARES OUTSTANDING	11,105,323	11,104,918	11,077,382	11,098,836	11,065,917
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,114,793	11,110,861	11,085,472	11,104,887	11,068,988

12 of 13

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	0.90%	1.06%	1.04%	1.01%	0.99%
Annualized Return on Average Equity	10.14%	11.79%	11.69%	11.18%	11.12%
Net Interest Margin	3.90%	4.00%	3.82%	3.98%	3.95%
Efficiency Ratio (1)	63.35%	61.03%	66.71%	62.27%	66.02%
Net Overhead Expense to Average Earning Assets (2)	2.02%	1.90%	2.15%	1.97%	2.14%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	-0.12%	0.21%	0.23%	0.32%	0.25%
Allowance for Loan Losses to Period End Loans	1.45%	1.28%	1.25%
Non-performing Assets to Period End Assets	0.97%	1.04%	0.90%
Non-performing Loans to Period End Loans	1.22%	1.28%	1.00%
Loans 30-89 Days Past Due to Period End Loans	0.65%	0.62%	0.64%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,399,100	$1,353,459	$1,279,199	$1,330,540	$1,230,596
Average Earning Assets	$1,307,695	$1,261,633	$1,195,609	$1,241,901	$1,148,401
Average Total Loans	$922,672	$921,687	$890,740	$906,127	$891,322
Average Demand Deposits	$194,254	$180,147	$156,644	$173,091	$149,673
Average Interest Bearing Liabilities	$1,066,624	$1,036,742	$996,020	$1,023,941	$957,587
Average Equity	$124,329	$121,980	$113,640	$119,867	$109,887

Period End Non-performing Assets (3)	$13,325	$14,109	$11,156
Period End Non-performing Loans (4)	$11,230	$11,712	$8,793
Period End Loans 30-89 Days Past Due (5)	$5,986	$5,707	$5,625

Tax Equivalent Net Interest Income	$12,833	$12,675	$11,490	$49,481	$45,323
Net Charge-offs during Period	$(267)	$488	$522	$2,924	$2,256

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.

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